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                                                                     Exhibit 21


                                  Subsidiaries


         1.       Litchfield Theatres, Ltd., a South Carolina corporation

         2.       Neighborhood Entertainment, Inc., a Virginia corporation

         3.       Georgia State Theatres, Inc., a Georgia corporation